Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 25, 2022
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2022 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2022 and 2021:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2022, net income was $4.8 million, or $.35 per diluted share, as compared to $5.3 million, or $.39 per diluted share, during the third quarter of 2021.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), were $11.8 million, or $.86 per diluted share, during the third quarter of 2022, as compared to $12.6 million, or $.92 per diluted share, during the third quarter of 2021.

The decrease in our net income of $496,000, or $.04 per diluted share, during the third quarter of 2022, as compared to the third quarter of 2021, was due primarily to: (i) a decrease of $630,000, or $.05 per diluted share, related to a vacant specialty hospital located in Chicago, Illinois, on which, as discussed below, the lease expired on December 31, 2021; (ii) a decrease of $569,000, or $.04 per diluted share, resulting from an increase in interest expense due primarily to an increase in our borrowing rate and increased borrowings; partially offset by; (iii) a net increase of $288,000, or $.02 per diluted share, resulting from the asset purchase and sale agreement with Universal Health Services, Inc. (“UHS”) that occurred on December 31, 2021; (iv) an increase of $193,000, or $.01 per diluted share, resulting from the impact of the fair market value lease renewal on Wellington Regional Medical Center, which became effective on January 1, 2022, and; (v) an increase of $222,000, or $.02 per diluted share, resulting from an aggregate net increase in the income generated at various properties.

During the third quarter of 2022, as compared to the third quarter of 2021, our FFO decreased $816,000, or $.06 per diluted share. The decrease was due to the above-mentioned $496,000, or $.04 per diluted share, decrease in net income experienced during the third quarter of 2022, as compared to the third quarter of 2021, as well as a $320,000, or $.02 per diluted share, decrease in depreciation and amortization expense incurred on our consolidated and unconsolidated investments.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2022 and 2021:

For the nine-month period ended September 30, 2022, net income was $15.5 million, or $1.12 per diluted share, as compared to $17.6 million, or $1.27 per diluted share during the first nine months of 2021.

As calculated on the Supplemental Schedule, our FFO were $36.4 million, or $2.64 per diluted share, during the first nine months of 2022, as compared to $38.0 million, or $2.76 per diluted share, during the first nine months of 2021.

Our financial results for the nine-month period ended September 30, 2021, included a gain of $1.3 million, or $.09 per diluted share, related to the sale of certain real estate assets. After adjusting the reported net income for the nine-month period ended September 30, 2021 for the $1.3 million gain, as computed on the Supplemental Schedule, our adjusted net income was $16.2 million, or $1.18 per diluted share, during the first nine months of 2021.

The decrease in our adjusted net income of $776,000, or $.06 per diluted share, during the first nine months of 2022, as compared to the comparable period of 2021, was primarily due to: (i) a decrease of $2.3 million, or $.16 per diluted share, related to a vacant specialty hospital located in Chicago, Illinois, on which, as discussed below, the lease expired on December 31, 2021; (ii) a decrease of $842,000, or $.06 per diluted share, resulting from an increase in interest expense due primarily to an increase in our borrowing rate and an increase in our borrowings; partially offset by; (iii) a net increase of $954,000, or $.07 per diluted share, resulting from the asset purchase and sale agreement with UHS that occurred on December 31, 2021; (iv) an increase of $863,000, or $.06 per diluted share, resulting from the impact of the fair market value lease renewal on Wellington Regional Medical Center, which became effective on January 1, 2022, and; (v) an increase of $500,000, or $.03 per diluted share, resulting from an aggregate net increase in the income generated at various properties.

During the first nine months of 2022, as compared to the comparable period of 2021, our FFO decreased $1.6 million, or $.12 per diluted share. The decrease was due to the above-mentioned $776,000, or $.06 per diluted share, decrease in adjusted net income experienced during the first nine months of 2022, as compared to the first nine months of 2021, as well as a $816,000, or $.06 per diluted share, decrease in depreciation and amortization expense incurred on our consolidated and unconsolidated investments.

Dividend Information:

The third quarter dividend of $.71 per share, or $9.8 million in the aggregate, was declared on September 7, 2022 and paid on September 30, 2022.

Capital Resources Information:

At September 30, 2022 we had $290.1 million of borrowings outstanding pursuant to the terms of our $375 million revolving credit agreement and $81.8 million of available borrowing capacity as of that date, net of outstanding borrowings and letters of credit.

New Construction Project:

In January 2022, we entered into a ground lease and master flex-lease agreement with a wholly-owned subsidiary of UHS with the intent to develop, construct and own the real property of Sierra Medical Plaza I, an MOB located in Reno, Nevada, consisting of approximately 86,000 rentable square feet. This MOB will be located on the campus of the Northern Nevada Sierra Medical Center, a newly constructed hospital that is owned and operated by a wholly-owned subsidiary of UHS, which was completed and opened during April of 2022. Construction of this MOB, for which we have engaged a non-related third party to act as construction manager, commenced in January 2022 and is anticipated to be completed and opened during the first quarter of 2023. The cost of the MOB is estimated to be approximately $34.6 million, approximately $16.9 million of which has been incurred as of September 30, 2022. The master flex lease agreement, which is subject to reduction based upon the execution of third-party leases, is for approximately 68% of the rentable square feet of the MOB.

Vacant Specialty Facilities:

As previously disclosed, the lease on the specialty hospital located in Chicago, Illinois, expired on December 31, 2021 and the facility is currently vacant.  During the three and nine-months ended September 30, 2021, we earned $390,000 and $1.2 million, respectively, of lease revenue in connection with this property. The operating expenses incurred by us in connection with this facility during the three and nine-months ended September 30, 2022 were $240,000 and $1.1 million, respectively. Prior to 2022, the former tenant was responsible for the operating expenses on this facility. Pursuant to the terms of the lease that expired in December, 2021, we earned approximately $1.6 million of lease revenue during the 2021 full year.

We estimate that the aggregate operating expenses for the three vacant specialty facilities, including the facility located in Chicago, Illinois, as well as facilities located in Evansville, Indiana, and Corpus Christi, Texas (which have been vacant since 2019), will approximate $900,000 during the remaining three months of 2022. Future operating expenses related to these facilities will be incurred by us during the time they remain owned and vacant.  We continue to market these specialty facilities to potential interested parties. However, should these properties continue to remain vacant for an extended period of time, or should we incur substantial renovation or demolition costs to make the properties suitable for other operators/tenants/buyers, our future results of operations could be materially unfavorably impacted.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments or commitments in seventy-six properties located in twenty-one states.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the potential impact of COVID-19 on our financial results, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements in our Form 10-K for the year ended December 31, 2021 and in Item 7-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarter ended June 30, 2022), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by various developments including those related to COVID-19. Such developments include, but are not limited to, decreases in staffing availability and related increases to wage expense experienced by our tenants resulting from the nationwide shortage of nurses and other clinical staff and support personnel, the impact of government and administrative regulation and stimulus on the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions related to supplies required for our tenants’ employees and patients; and potential increases to other expenditures. Due to COVID-19 restrictions and its impact on the economy, we may experience a decrease in prospective tenants which could unfavorably impact the volume of new leases, as well as the renewal rate of existing leases. The COVID-19 pandemic may delay our construction projects which could result in increased costs and delay the timing of opening and rental payments from those projects, although no such delays have yet occurred. The COVID-19 pandemic could also impact our indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic, which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in the markets where our properties are located resulting from the COVID-19 pandemic. We are not able to quantify the impact that these factors will have on our future operations, but developments related to the COVID-19 pandemic could have a material adverse impact on our future financial results.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of certain items, such as gains on transactions that occurred during the periods presented.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2021 and our Report on Form 10-Q for the quarter ended June 30, 2022. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2022 and 2021

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Lease revenue - UHS facilities (a.)	$7,471	$7,574	$22,291	$21,971
Lease revenue - Non-related parties	12,836	13,115	38,664	39,324
Other revenue - UHS facilities	255	236	717	669
Other revenue - Non-related parties	221	280	718	816
Interest income on financing leases - UHS facilities	1,368	-	4,107	-
	22,151	21,205	66,497	62,780
Expenses:
Depreciation and amortization	6,658	6,813	20,046	20,551
Advisory fees to UHS	1,297	1,121	3,787	3,272
Other operating expenses	6,875	5,980	20,728	17,485
	14,830	13,914	44,561	41,308
Income before equity in income of unconsolidated limited liability companies ("LLCs"), gain on sale and interest expense	7,321	7,291	21,936	21,472
Equity in income of unconsolidated LLCs	346	303	943	1,341
Gain on sale of real estate assets	-	-	-	1,304
Interest expense, net	(2,819)	(2,250)	(7,408)	(6,566)
Net income	$4,848	$5,344	$15,471	$17,551
Basic earnings per share	$0.35	$0.39	$1.12	$1.28
Diluted earnings per share	$0.35	$0.39	$1.12	$1.27

Weighted average number of shares outstanding - Basic	13,776	13,762	13,769	13,755
Weighted average number of shares outstanding - Diluted	13,801	13,783	13,792	13,777

(a.) Includes bonus rental on McAllen Medical Center, a UHS acute care hospital facility of $727 and $2,048 for the three and nine-month periods ended September 30, 2022, respectively, and includes bonus rental on three UHS acute care hospital facilities of $1,828 and $5,171 for the three and nine-month periods ended September 30, 2021, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended September 30, 2022 and 2021

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2022		September 30, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,848	$0.35	$5,344	$0.39
Adjustments	-	-	-	-
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$4,848	$0.35	$5,344	$0.39

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	September 30, 2022		September 30, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,848	$0.35	$5,344	$0.39
Plus: Depreciation and amortization expense:
Consolidated investments	6,658	0.49	6,813	0.50
Unconsolidated affiliates	295	0.02	460	0.03
FFO	$11,801	$0.86	$12,617	$0.92
Dividend paid per share		$0.710		$0.700

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Nine Months Ended September 30, 2022 and 2021

(amounts in thousands, except share information)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,471	$1.12	$17,551	$1.27
Adjustments:
Less: Gain on sale of real estate assets	-	-	(1,304)	(0.09)
Subtotal adjustments to net income	-	-	(1,304)	(0.09)
Adjusted net income	$15,471	$1.12	$16,247	$1.18

Calculation of Funds From Operations (“FFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$15,471	$1.12	$17,551	$1.27
Plus: Depreciation and amortization expense:
Consolidated investments	20,046	1.46	20,551	1.49
Unconsolidated affiliates	885	0.06	1,196	0.09
Less: Gain on sale of real estate assets	-	-	(1,304)	(0.09)
FFO	$36,402	$2.64	$37,994	$2.76
Dividend paid per share		$2.125		$2.095

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	September 30,	December 31,
	2022	2021
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$636,320	$608,836
Accumulated depreciation	(243,079)	(225,584)
	393,241	383,252
Land	56,631	54,897
Net Real Estate Investments	449,872	438,149
Financing receivable from UHS	83,651	82,439
Net Real Estate Investments and Financing receivable	533,523	520,588
Investments in and advances to limited liability companies ("LLCs")	9,661	10,139
Other Assets:
Cash and cash equivalents	8,102	22,504
Lease and other receivables from UHS	5,083	4,641
Lease receivable - other	8,233	7,109
Intangible assets (net of accumulated amortization of $14.9 million and $14.2 million, respectively)	9,936	9,972
Right-of-use land assets, net	11,467	11,495
Deferred charges and other assets, net	23,303	11,971
Total Assets	$609,308	$598,419
Liabilities:
Line of credit borrowings	$290,100	$271,900
Mortgage notes payable, non-recourse to us, net	50,251	56,866
Accrued interest	346	346
Accrued expenses and other liabilities	13,606	12,157
Ground lease liabilities, net	11,467	11,495
Tenant reserves, deposits and deferred and prepaid rents	9,911	10,328
Total Liabilities	375,681	363,092
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2022 - 13,802,200; 2021 - 13,785,345	138	138
Capital in excess of par value	269,241	268,515
Cumulative net income	805,030	789,559
Cumulative dividends	(853,312)	(823,998)
Accumulated other comprehensive income	12,530	1,113
Total Equity	233,627	235,327
Total Liabilities and Equity	$609,308	$598,419